      As filed with the Securities and Exchange Commission on July 17, 1998
                                                          File No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             AFC CABLE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                        95-1517994
    (State or Other Jurisdiction                         (I.R.S. Employer
  of Incorporation or Organization)                     Identification No.)


                          50 Kennedy Plaza, Suite 1250
                         Providence, Rhode Island 02903
                    (Address of Principal Executive Offices)

                           1998 EQUITY INCENTIVE PLAN

                           ---------------------------
                            (Full Title of the Plan)

                                Raymond H. Keller
                   Vice President and Chief Financial Officer
                             AFC Cable Systems, Inc.
                           55 Samuel Barnet Boulevard
                        New Bedford, Massachusetts 02745
                                 (508) 998-1131

                  --------------------------------------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
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

  Title of Securities            Amount              Proposed Maximum           Proposed Maximum           Amount of
         To Be                   To Be                Offering Price           Aggregate Offering        Registration
     Registered(1)             Registered              Per Share(1)                 Price(1)                  Fee
---------------------------------------------------------------------------------------------------------------------------
     Common Stock,
     Par Value $.01        600,000 Shares                 $37.13                  $22,278,000               $6,572
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the registration fee. For the purpose of determining the registration fee, the Maximum Offering Price Per Share and Aggregate Offering Price have been determined, pursuant to Rule 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices of the common stock, par value $.01 per share (the "Common Stock"), of AFC Cable Systems, Inc., reported on the National Association of Security Dealers, Inc. Automated Quotations National Market System on July 15, 1998.


                             Exhibit Index on Page 6
                               Page 1 of 6 Pages.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         AFC Cable Systems, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

(a) The Registrant's Prospectus as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 16, 1998 (the "Prospectus"), in connection with the Registrant's public offering of Common Stock pursuant to a Registration Statement on Form S-3 (No. 333-50263) (the "S-3 Registration Statement") and containing audited financial statements for the year ended December 31, 1997.

(b) The Registrant's Quarterly Report on Form 10Q as filed with the Commission pursuant to Section 13 under the Securities Exchange Act of 1934 (the "Exchange Act") on May 12, 1998.

(c) Description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) under the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents.

Item 4.           Description of Securities.

         Not Applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.           Indemnification of Directors and Officers.

         The Registrant's Restated Certificate of Incorporation provides that the directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation also provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware.

Item 7.           Exemption From Registration Claimed.

         Not Applicable.

Item 8.           Exhibits.

Exhibit

4.1. Restated Certificate of Incorporation is incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 33-87884).

4.2.     By-laws of the Registrant are incorporated herein by reference to
         Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 33-70234).

5.       Opinion of Ropes & Gray.

23.1.    Consent of Ernst & Young LLP.

23.2.    Consent of Ropes & Gray (See Exhibit 5).

24.      Power of Attorney (Included on Signature Pages).

Item 9.           Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,
         (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Bedford, The Commonwealth of Massachusetts, on this 30th day of June, 1998.

                                          AFC CABLE SYSTEMS, INC.


                                          By: /s/ Raymond H. Keller
                                             ---------------------------------
                                              Name:  Raymond H. Keller
                                              Title:    Vice President and
                                                         Chief Financial Officer


                                POWER OF ATTORNEY

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Ralph R. Papitto and Raymond H. Keller, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.


Signature                 Capacity in Which Signed                  Date
---------                 ------------------------                  ----
/s/ Ralph R. Papitto          Chief Executive Officer and         June 30, 1998
----------------------        Director (Principal Executive
Ralph R. Papitto              Officer)


/s/ Raymond H. Keller         Chief Financial Officer and         June 30, 1998
----------------------        Director (Principal Financial
Raymond H. Keller             and Accounting Officer)


/s/ Robert R. Wheeler         President and Director              June 30, 1998
----------------------
Robert R. Wheeler


/s/ Malcolm M. Donahue        Director                            June 30, 1998
----------------------
Malcolm M. Donahue


/s/ Anthony J. Santoro        Director                             June 30, 1998
----------------------
Anthony J. Santoro


                                   EXHIBIT INDEX


      Number                     Title of Exhibit                           Page
      ------                     ----------------                           ----

       4.1.                    Restated Certificate of
                               Incorporation incorporated herein by
                               reference to Exhibit 3.1 of the
                               Registrant's Registration Statement
                               on Form S-1 (File No. 33- 87884).

       4.2.                    By-laws of the Registrant
                               incorporated herein by reference to
                               Exhibit 3.2 of the Registrant's
                               Registration Statement of Form S-1
                               (File No. 33-70234).


       5.                      Opinion of Ropes & Gray.


       23.1.                   Consent of Ernst & Young
                               LLP.


       23.2.                   Consent of Ropes & Gray
                               (See Exhibit 5).

       24.                     Power of Attorney
                               (See Signature Page).



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